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EXHIBIT 10.1

                                    VOYAGER

                                  March 9, 2007


Charles Santangelo, President
D.A. Stuart Company
4580 Weaver Parkway
Warrenville, Illinois 60555


         Re:  Premises at 600 S. Deacon Street, Detroit, Michigan
              ---------------------------------------------------


Dear Charlie,

         As we have discussed, Voyager Petroleum, Inc. ("Voyager") is still in the process of conducting its due diligence inspections, including environmental assessments, at the premises at 600 South Deacon Street, Detroit, Michigan ("Premises").

         The purpose of this letter is to amend the Sublease between Voyager and Stuart, and related side letter dated January 17, 2007 (collectively "Agreement"), pertaining to the Premises. The Agreement shall be deemed an access agreement only, as of its February 1, 2007 commencement date through March 31, 2007. Effective April 1, 2007, the Agreement shall be considered a sublease. Voyager shall continue to be responsible for all liabilities and obligations, including, without limitation, payment obligations, set forth in the Agreement, effective as of February 1, 2007. The parties agree that Voyager is receiving good and valuable consideration, namely the right of access to the Deacon Premises for purposes of conducting its due diligence, in consideration for Voyager's agreement to pay such expenses and obligations under the Agreement. However, such payments shall not be deemed "rent", but rather "access fees," for the period from February 1 through March 31, 2007. All other terms and conditions of the Agreement shall remain in effect and operative as of February 1, 2007, including, without limitation, the obligations to insure the Premises and to keep the Premises secure, as required by the Agreement.



        Voyager Petroleum - 16 East Hinsdale Avenue - Hinsdale, IL 60521
                                 (630) 325-7130








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March 9, 2007
Page 2


         Please countersign this letter in the space provided below to confirm your agreement. Thank you.

                                       Voyager Petroleum, Inc.

                                       By: /s/ Jefferson Stanley
                                           ----------------------------
                                           Jefferson Stanley
                                           Its: Chief Executive Officer


ACCEPTED AND AGREED TO:

D.A. Stuart Company

By: /s/ Charles Santangelo
    ---------------------------
    Charles Santangelo
    Its: President


Dated:  March 16, 2007
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